UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2015

Carbylan Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36830	20-0915291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3181 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 855-6777

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(c)

On August 5, 2015, the registrant appointed John McKune, age 40, as corporate controller and principal accounting officer. In connection with his appointment, Mr. McKune will receive an annual base salary of $207,500 and will be eligible for an annual bonus of up to 25%. As an inducement to his acceptance of employment, the registrant offered Mr. McKune a nonstatutory stock option to purchase 50,000 shares of common stock, vesting over four years, based upon his continued employment. The option will be granted by the compensation committee at its next regularly scheduled meeting, with an exercise price equal to the closing price on the date of grant. In the event of Mr. McKune’s termination by the registrant, Mr. McKune will be eligible for severance benefits consisting of up to three months of salary, stock option vesting and COBRA premium payments. If Mr. McKune’s employment is terminated in connection with or within 12 months following a change in control transaction, Mr. McKune will also be eligible to receive a prorated bonus payment and full stock option acceleration.

From January 2014 to July 2015, Mr. McKune served as corporate controller for View, a privately-held manufacturer of dynamic glass. From April 2012 to August 2013, Mr. McKune served as controller of Conceptus, a publicly-traded medical device manufacturer, which was acquired by Bayer Healthcare in June 2013. From June 2008 to April 2012, Mr. McKune served in several positions for Solyndra, a privately-held company in the energy industry, most recently as its corporate controller. From May 2003 to June 2008, Mr. McKune was with PricewaterhouseCoopers, most recently as an audit manager, where his responsibilities included managing financial statement audits of public and private companies. Mr. McKune graduated from Brigham Young University in 2001 with a bachelor of science degree in accounting and has been a California-licensed certified public accountant (CPA) since 2005.

Item 5.02(e)

On August 3, 2015, the compensation committee of the registrant’s board of directors approved compensatory arrangements with the registrant’s named executive officers, as follows: chief executive officer, David M. Renzi, received an increase in base salary from $354,000 to $415,000, effective August 1, 2015. Mr. Renzi also received an annual refresher option grant of 276,506 shares. Hayley Lewis, the registrant’s vice president, regulatory affairs and quality assurance, received an annual refresher option grant of 33,181 shares. Mr. Renzi’s target bonus potential for 2015 was increased from 20% to 45% and Ms. Lewis’ target bonus potential was increased from 25% to 30%. The option grants to Mr. Renzi and Ms. Lewis were granted on August 3, 2015 at an exercise price of $6.91 per share, the closing trading price of the registrant’s stock on the date of grant. Both grants vest ratably over a four year period beginning August 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2015

Carbylan Therapeutics, Inc.

By:	/s/ David M. Renzi
David M. Renzi
President and Chief Executive Officer